                                                              FILE NO. 333-59997
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 30, 1998 AND PROSPECTUS SUPPLEMENT DATED FEBRUARY 17,
                                     1999)

                                     PROSPECTUS NUMBER: 1854



                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                           CALLABLE FIXED RATE NOTES



PRINCIPAL AMOUNT:        $25,000,000


CUSIP NUMBER:            59018S2H6


INTEREST RATE:           6,70000%


ORIGINAL ISSUE DATE:     March 26, 1999


STATED MATURITY DATE:    March 26, 2014


INTEREST PAYMENT DATES:  26th day of each month commencing April 26, 1999, through and including the
                         Stated Maturity Date, subject to the following business day convention.


REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes may be redeemed prior to the Stated Maturity Date, See "Other
                         Provisions"


INITIAL REDEMPTION DATE: March 26, 2003


OTHER PROVISIONS:        The Notes are subject to redemption at the option ML&Co., in whole, semi-
                         annually on each March 26 and September 26 commencing March 26, 2003, at a redemption price equal to 100% of the principal amount of the Notes upon at least 30 days prior notice.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   March 8, 1999

